                                                                   EXHIBIT 10.14

                                                                     Translation

                              CALL OPTION AGREEMENT

                                     BETWEEN

          JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD. ("JIA LUO")

                                       AND

    SHANGHAI WAIGAOQIAO FREE TRADE ZONE DEVELOPMENT CO., LTD. ("WAIGAOQIAO")

                     Dated this 22nd day of September, 2006

                                TABLE OF CONTENTS

1.  Definitions and Interpretations
2.  Granting the Call Option
3.  Exercising the Call Option
4.  Share Transfer Price and Payment
5.  Representations and Warranties
6.  Special Undertakings
7.  Confidentiality
8.  Liability for Breach
9.  Effectiveness, Term and Termination
10. Taxes and Expenses
11. Notification
12. Transfer
13. Governing Law and Jurisdiction
14. General Provisions

Exhibit 1
Schedule 2


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

                              CALL OPTION AGREEMENT

This Call Option Agreement (the "Agreement") was executed and delivered on the 22nd day of September, 2006 by the following parties:

     (1) JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD. ("JIA LUO"), a company with limited liability registered under the laws of the People's Republic of China, whose registered office is located at Suite 240, 227 Rushan Road, New Pudong District, Shanghai, whose legal representative is Graham Anton Earnshaw (British passport no. 761022592); and

     (2) SHANGHAI WAIGAOQIAO FREE TRADE ZONE DEVELOPMENT CO., LTD. ("WAIGAOQIAO"), a company with limited liability registered under the laws of the People's Republic of China, whose registered office is located at 889 North Yanggao Road, Pudong District, Shanghai, whose legal representative is SHU Rong-Bin.

(Jia Luo and Waigaoqiao are hereafter referred to individually or respectively as a "party" and collectively as "parties".)

Whereas:

     (1) Waigaoqiao and Shanghai Waigaoqiao (Group) Co., Ltd. ("Waigaoqiao Group") are both registered shareholders of SCM (to be defined below), with Waigaoqiao holding 90% and Waigaoqiao Group holding 10% respectively of the shares of SCM ("SCM shares"); as of the day of the execution of the Agreement, their respective contribution to SCM's registered capital and their respective holding of SCM's shares are listed in Appendix 1 hereby attached;

     (2) Waigaoqiao Group holds the 10% SCM shares on behalf of Waigaoqiao in accordance with the "Entrusted Share Holding Agreement" executed on December 16, 2005; the beneficial owner of these SCM shares is Waigaoqiao who is ultimately entitled to all the rights, obligations, risks and profits associated with the ownership of these shares;

     (3) Waigaoqiao and Shanghai Yuan Zhi Advertising Co., Ltd. ("Yuan Zhi") entered into an equity pledge agreement on September 22, 2006 whereby the SCM shares were pledged in favor of Yuan Zhi;

     (4) With extensive experience in the related business areas and highly desirable connections, Jia Luo will undertake a broad range of business co-operations with SCM; Waigaoqiao deems Jia Luo an acceptable business partner in terms of qualifications, business reputation, operations, financial status and management know-how;


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

     (5) Once all the conditions provided in Section 2.2 of the Agreement are satisfied, Waigaoqiao shall agree to transfer the SCM shares it holds to Jia Luo in accordance with the provisions of the Agreement;

     (6) To implement the above-mentioned transfer of the SCM shares, Waigaoqiao hereby agrees to unconditionally grant and to ensure that Waigaoqiao Group unconditionally grants to Jia Luo an irrevocable and exclusive call option ("call option"), whereby, upon the satisfaction of all the conditions provided in Section 2.2 of the Agreement, Waigaoqiao shall transfer and ensure that Waigaoqiao Group also transfers to Jia Luo all or a portion of the SCM shares it holds to Jia Luo and/or its designee in accordance with the provisions of the Agreement;

          On the basis of voluntariness, equality and mutual benefit, the parties hereby enter into the following agreements:


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

1 DEFINITIONS AND INTERPRETATIONS

1.1 Unless otherwise defined in the Agreement, the following terms shall, when used in the Agreement, have the meaning set forth therein:

The "Agreement"                  The Agreement together with all schedules and
                                 appendices as well as any modifications or
                                 transfers (if any) thereof in accordance with
                                 relevant legislations;

"SCM" Shanghai Camera Media Investment Co., Ltd., a valid and subsisting company with limited liability and registered under the laws of Shanghai, whose corporation registration number is 74729380-9 and whose registered office is situated at Suite 3B10, 168 Tianshan Sub-Road,
                                 Changning District, Shanghai;

"Registered capital of SCM"      On the day of execution of the Agreement, SCM's
                                 registered capital in the amount of
                                 RMB60,000,000 plus any increase in registered
                                 capital as a result of any additional
                                 contribution of capital while the Agreement is
                                 in effect;

"SCM shares"                     When Jia Luo exercises its call
                                 option("exercise of option"), as provided in
                                 the Agreement, the specific number of SCM
                                 shares that Waigaoqiao and Waigaoqiao Group
                                 shall transfer to Jia Luo or its designee,
                                 ranging from a portion to all of the SCM
                                 shares; the specific number of shares shall be
                                 at the discretion of Jia Luo in compliance with
                                 the relevant China law then in effect, the
                                 provisions of the Agreement and the dictates of
                                 its business considerations;

"Share transfer price"           Upon exercise of the call option, all the
                                 considerations that Jia Luo or its designee
                                 shall yield to Waigaoqiao and/or Waigaoqiao
                                 Group in exchange for the number of SCM shares,
                                 the particulars of which are provided in
                                 Section 4 (Considerations for call option);

"Business permits"               All the permits, authorizations, approvals,
                                 filings and registrations required for SCM to
                                 legally and effectively engage in the
                                 production of television programs and
                                 advertising design, production, delivery and
                                 agency as well as all other business operations
                                 carried on by Jia Luo at the time when Jia Luo
                                 exercises the call option, including but not
                                 limited to: "corporate legal person business
                                 license", "registration with taxation
                                 authorities", "business license for the
                                 production of radio and television broadcasting
                                 programs", "business license for advertising"
                                 and all other relevant permits or licenses
                                 required under the China law then in effect;


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

"SCM assets"                     All the tangible and intangible assets of which
                                 SCM has beneficial ownership or are entitled to
                                 access to, including but not limited to: any
                                 real property, movable property, good will and
                                 intellectual properties such as trade marks,
                                 copyrights, patents, proprietary technologies,
                                 domains, software user licenses;

"Material contracts"             All the contracts that SCM is a party thereto
                                 and that have a material effect on the business
                                 or assets of SCM, including but not limited to
                                 "the Agreement on consulting services" that SCM
                                 will enter into with Jia Luo, "the Agreement on
                                 consulting services" that SCM will enter into
                                 with Yuan Zhi, "the Agreement on strategic
                                 cooperations" that SCM entered into on December
                                 18, 2003 with Inner Mongolia TV Station, and
                                 all other contracts that are directly related
                                 to the business activities conducted by SCM in
                                 the area of radio and television programming
                                 and/or advertising and that have a material
                                 effect on the operations of SCM;

"Business day"                   a day on which Chinese banks normally open for
                                 business and provide banking services to
                                 corporate clients;

"China" People's Republic of China, solely for the purpose of the Agreement, excluding Hong Kong, Macau and Taiwan;

 "Hong Kong"                     Hong Kong Special Administrative Region

"Renminbi or RMB"                The legal currency of China

"American dollar or USD"         The legal currency of United States of America

"China law"                      China's Constitution, legislations,
                                 administrative regulations, local statues,
                                 ministerial regulations of the State Council,
                                 regulations of local governments and other
                                 legally binding regulatory documents (including
                                 interpretations and guidelines provided by
                                 entities that are authorized to issue such
                                 interpretations and guidelines, such as
                                 judicial interpretations) then in effect;

"%"                              Percent

1.2 All section references refer to the sections of the Agreement; sub-section references refer to the sub-sections of the section whose reference occurs in the immediate context (unless the context requires otherwise).

1.3 In the Agreement, unless expressly defined otherwise, reference to words importing a gender or neutral words include every gender and references to


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

     "person", "third party", "third person" include natural person, societies corporate or non-corporate (other organizations), including government agencies.

1.4 In the Agreement, unless expressly defined otherwise, any reference to "day" is to "calendar day", that is, not excluding any statutory holidays and two-day weekends, a year counts 365 days according to the solar calendar (leap years count 366 days).

1.5 Unless expressly defined otherwise, "action" includes action and/or inaction.

1.6 Headings are for convenience only and shall not affect the interpretation of the Agreement.

1.7 References to any statute or statutory provision shall include any statute or statutory provision which amends or replaces it and shall include any normative stipulations made for that statute or statutory provision.

2. GRANTING THE CALL OPTION

2.1 Waigaoqiao hereby agrees, irrevocably and without any additional requirement, to grant Jia Luo an exclusive call option whereby, while the Agreement is in effect and upon the fulfillment of all the conditions stipulated in Section 2.2, Jia Luo or its designee shall be entitled to purchase, at its sole discretion, in the manner and at the price prescribed in the Agreement, through a single or multiple transactions, the SCM shares held by Waigaoqiao and/or Waigaoqiao Group; Waigaoqiao shall ensure that Waigaoqiao Group then transfers the SCM shares to Jia Luo or its designee in accordance with the Agreement; Jia Luo also agrees to accept the call option in accordance with the terms and conditions of the Agreement.

2.2 The parties acknowledge: upon the fulfillment of the following conditions, while the Agreement is in effect, Jia Luo or its designee shall be entitled but not obligated to exercise, at any time (the timing is entirely at the discretion of Jia Luo), the call option with Waigaoqiao and/or Waigaoqiao
     Group:

     (a) Jia Luo and/or its designee decides to purchase from Waigaoqiao and/or Waigaoqiao Group all or a portion of the SCM shares and, in accordance with Section 11 of the Agreement, issues to Waigaoqiao an exercise notice ("exercise notice"), substantially in the form as provided in Appendix 2;

     (b) The China law does not prohibit Jia Luo and/or its designee from purchasing all or a portion of the SCM shares as described in the exercise notice;

3. EXERCISING THE CALL OPTION


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

3.1  In the event Jia Luo chooses to exercise the call option as prescribed in
     Section 2 and the China law then in effect permits Jia Luo and/or its designee to be the transferee of all the SCM shares, Jia Luo may, at its sole discretion, exercise the call option once or in multiple times whereby Jia Luo and/or its designee shall be the transferee of all the SCM shares from Waigaoqiao and/or Waigaoqiao Group; in the event the China law then in effect permits Jia Luo and/or its designee to be the transferee of only a portion of the SCM shares, Jia Luo shall, at its sole discretion, exercise the call option once or in multiple times whereby Jia Luo and/or its designee shall be the transferee of SCM shares up to the upper limit of shareholding permitted under the China law then in effect("upper limit of shareholding"); in the latter scenario, Jia Luo has the right to continue the exercise of the call option to the extent and as far as the China law gradually lifts the upper limit of shareholding until eventually all the SCM shares have been obtained.

3.2 When exercising the call option as prescribed in Section 3.1, Jia Luo may, at its sole discretion, choose the number of SCM shares that the exercise of the call option shall require of Waigaoqiao and Waigaoqiao Group to transfer to Jia Luo and/or its designee; Waigaoqiao shall transfer and shall ensure that Waigaoqiao Group also transfers to Jia Luo and/or its designee the number of SCM shares as specified by Jia Luo. In return, for the SCM shares transferred upon each exercise of the call option, Jia Luo and/or its designee shall pay to Waigaoqiao and/or Waigaoqiao Group the price of share transfer as stipulated in Section 4.1 of the Agreement.

3.3 Upon each exercise of the call option, Jia Luo may decide to be the transferee of the SCM shares or it may designate a third party to be the transferee of the SCM shares.

3.4 Each time it decides to exercise the call option, Jia Luo shall issue an exercise notice to Waigaoqiao and/or Waigaoqiao Group; upon receiving the exercise notice and in compliance with the requirements of the China law and the provisions of the Agreement, Waigaoqiao shall proceed immediately and shall ensure that Waigaoqiao Group acts likewise to transfer to Jia Luo and/or its designee, all at once and as soon as practically possible, the number of SCM shares specified in the exercise notice.

3.5  Upon Jia Luo issuing an exercise notice, Waigaoqiao hereby undertakes to:

     (1) Take all authorized corporate measures to ensure that Waigaoqiao and Waigaoqiao Group approve the transfer to Jia Luo the SCM shares specified in the exercise notice and, to the extent permitted under the law, obtain all other permits and approvals (if necessary) as may be required by the China law then in effect;

     (2) Ensure that the top decision-making body within SCM passes resolutions and take any other necessary actions to approve the transfer by Waigaoqiao and/or Waigaoqiao Group to Jia Luo and/or its designee of the SCM shares specified in the exercise notice;

     (3) Proceed itself and ensure that Waigaoqiao Group acts likewise, at the request of Jia Luo and in compliance with the China law, to provide to Jia Luo the necessary support and cooperation including but not limited to conducting the asset appraisals with regard to the transfer (if then required), effecting all such procedures as public announcements, government approvals, registrations and filings, executing all such


                                      8/21
          relevant legal documents as the share transfer agreement with Jia Luo and/or its designee, in order that the SCM shares specified in the exercise notice are legally and validly transferred to Jia Luo and/or its designee.

3.6 Waigaoqiao hereby commits itself to this undertaking: to implement the transactions contemplated in the Agreement, any other legal documents that Waiguoqiao and Waigaoqiao Group will sign pursuant to the Agreement (including but not limited to the share transfer agreement stipulated in Section 3.5) shall not contradict the provisions of the Agreement or that impose any other restrictions other than those already provided in the Agreement.

4. SHARE TRANSFER PRICE AND PAYMENT

4.1 In accordance with the Agreement, to purchase the SCM shares held by Waigaoqiao and Waigaoqiao Group, Jia Luo shall pay the share transfer price as defined below (contingent on the situation that applies):

     (a) In the event that the China law does not require an asset appraisal of the SCM shares and/or SCM assets,

          Total share transfer price = RMB 15,500,000;

          If Jia Luo decides to purchase only a portion of the SCM shares, then the share transfer price for purchasing the SCM shares each time shall be determined using the following formula:

          Price for each share transfer = equivalent of RMB 15,500,000 x (proposed number of SCM shares to be purchased / the total number of SCM shares)

     (b) In the event that the China's law requires an asset appraisal of the SCM shares and/or SCM assets and that the appraised value is no more than RMB 15,500,000,

          Total share transfer price = RMB 15,500,000;

          If Jia Luo decides to purchase only a portion of the SCM shares, then the share transfer price for purchasing the SCM shares each time shall be determined using the following formula:

          Price for each share transfer = equivalent of RMB 15,500,000 x (proposed number of SCM shares to be purchased / the total number of SCM shares)


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

     (c) Unless the parties agreed otherwise, in the event that the China's law requires an asset appraisal of the SCM shares and/or SCM assets and that the appraised value is more than RMB 15,500,000,

          Total share transfer price = Total appraised value of SCM assets

          If Jia Luo decides to purchase only a portion of the SCM shares, then the share transfer price for purchasing the SCM shares each time shall be determined using the following formula:

          Price for each share transfer = total appraised value of SCM assets x (proposed number of SCM shares to be purchased / the total number of SCM shares).

4.2 Jia Luo may decide, at its sole discretion and to the extent permissible under the law, to deliver to Waigaoqiao the share transfer price in cash in the amount of the share transfer price and/or having a third party release Waigaoqiao from an indebtedness owed to this said third party and that is equal in value to the share transfer price.

5. REPRESENTATIONS AND WARRANTIES

5.1 Waigaoqiao hereby provides the following representations and warranties to Jia Luo: up to the date of execution of the Agreement,

(a) Waigaoqiao is a duly established company limited liability registered and subsisting under the laws of the People's Republic of China with full capacities for civil rights and civil acts, full legal rights and capacity to enter into and execute the Agreement as well as all other documents to be executed in connection with the transactions contemplated in the Agreement, full legal rights and capacity to undertake the legal obligations and responsibilities as set forth in the Agreement, and full capacity to enter legal proceedings as an independent subject.

(b) Waigaoqiao has legally and duly executed and delivered the Agreement, which constitutes a legal, valid and binding agreement of Waigaoqiao, enforceable in accordance with the terms hereof.

(c) The capital contribution corresponding to the SCM shares has been fully, timely and legally paid to SCM; Waigaoqiao and Waigaoqiao Group have fully paid all the taxes and fees that should be paid as a result of obtaining the SCM shares.

(d) Waigaoqiao is the only person that has the ultimate legal title to the SCM shares free and clear of any trusts, custodies, liens, pledges, claims or other guarantees and third party encumbrances, except for the Agreement and the pledge of SCM


                                      10/21
     shares that has been disclosed by Waigaoqiao to Jia Luo. As set forth in the Agreement, upon exercise of the call option, Jia Luo and/or its designee shall have valid and complete title to the SCM shares free and clear of any trusts, custodies, liens, pledges, claims or other guarantees and third party encumbrances.

(e) The execution and delivery of the Agreement by Waigaoqiao and the performance by Waigaoqiao Group of the provisions in the Agreement do not violate or contravene any applicable China law, listing rules, industry norms, any contracts that they are parties to and that are legally binding on their assets, any court orders, any judgments of arbitration tribunals or any decisions by administrative authorities.

(f) To the best knowledge of Waigaoqiao, the SCM shares are not a subject of any pending or threatened suit, legal proceeding or claim by any court or arbitration tribunal, or of any administrative proceeding, measure or claim by any government agency; there is no suit, arbitration, judicial action, administrative measures or other situations that have a material adverse effect on the financial status of Waiggaoqiao or Waigaoqiao Group or on their capacity to undertake the obligations hereunder such that Waigaoqiao or Waigaoqiao Group will be unable to maintain their legal holding of the SCM shares.

(g) SCM is a valid and subsisting company with limited liability and is registered under the laws of the People's Republic of China with full independent status and capacity as a legal entity, capable of entering legal proceedings as an independent subject.

(h) To the best knowledge of Waigaoqiao, SCM or its assets are not involved in any pending or threatened suit, legal proceeding or claim by any court or arbitration tribunal, or of any administrative proceeding, measure or claim by any government agency, except for those suits, legal proceedings or claims that would not have a material adverse effect on the financial status of SCM.

(i) From its establishment up to the execution of the Agreement, SCM has conducted its business in full compliance with the law, without any violation or potential violation of the regulations and requirements enforceable by government agencies such as business and commerce administration, taxation, radio and TV broadcasting, advertising, quality and technical oversight, labor and social security, and without any contract breach or dispute, except as those that would not have a material adverse effect on the financial status of SCM.

(j) SCM is in possession of all the licenses, permits or authorizations required for its operations. SCM has full rights and qualifications to engage, within China, in the production of radio and television programs, advertising design, production, and agency as well as all other activities within the scope of its current business operation.


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

5.2 Waigaoqiao hereby assures Jia Luo that the above representations and warranties are all true, complete and accurate without any omissions, misleading information or errors.

6. SPECIAL UNDERTAKINGS

6.1 In order to maintain and increase the value of SCM shares, to the extent within its control, Waigaoqiao hereby assures Jia Luo of the following undertakings:

     (a) While the Agreement is in effect, adopt all necessary measures to ensure that SCM obtains and renews in a timely fashion all required business licenses, permits and authorizations and that all such business licenses, permits and authorizations remain valid.

     (b) While the Agreement is in effect, without obtaining in advance the written consent of Jia Luo:

          (i) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to dispose in any manner of all or a portion of the SCM shares or to involve any of the SCM shares in any trust, custody, pledge or third party encumbrance, except for that Waigaoqiao Group may transfer to Waigaoqiao all or a portion of the SCM shares under its name without obtaining in advance the written consent of Jia Luo;

          (ii) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to increase or decrease the registered capital of SCM;

          (iii) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to dispose of or to cause SCM management to dispose of any material assets of SCM;

          (iv) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to terminate or cause SCM management to terminate any material contract to which SCM is a party (the range of such material contracts shall be determined then by Jia Luo on a reasonable basis), or to enter into any contracts that are in conflict with any existing material contracts, or to consummate any transactions of which the considerations, in a single transaction or accumulated over a period of three consecutive months, exceeds 5% of the net asset value then of SCM;

          (v) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to cause SCM to declare or actually distribute any profit, bonus, dividend or interest that are available for distribution;


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

          (vi) Waigaoqiao shall not proceed and shall ensure that Waigaoqiao Group does not proceed to amend the articles of association of SCM; and

          (vii) Ensure that SCM does not provide or obtain any loans, or provide any guarantee or undertake any pledges, or assume any liabilities outside of its normal course of business.

     (c) Ensure that SCM remains valid and subsists without being terminated, merged, split-up, liquidated or dissolved.

     (d) While the Agreement is in effect, exert its utmost to develop the business of SCM and ensure its legal and normal operation without acting in any way that would be detrimental to SCM's assets, good will or the validity of its business license.

     (e) Subsequent to sufficient consultation with Jia Luo and proceeding in line with the opinions acceptable to Jia Luo, pass and adopt internal resolutions of SCM (include but not limited to election and appointment of SCM directors, if necessary).

6.2 In order to maintain and increase the value of SCM shares to the extent within its control, Jia Luo hereby assures Waigaoqiao of the following undertakings:

     (a) While the Agreement is in effect, adopt all necessary measures to assist Waigaoqiao to ensure that SCM obtains and renews in a timely fashion all required business licenses, permits and authorizations and that all such business licenses, permits and authorizations remain valid.

     (b) Assist Waigaoqiao to ensure that SCM remains valid and subsists without being terminated, merged, divided, liquidated or dissolved.

     (c) While the Agreement is in effect, exert its utmost to assist Waigaoqiao to develop the business of SCM and ensure its legal and normal operation without acting in any way that would be detrimental to SCM's assets, good will or the validity of its business license.

     (d) Never require Waigaoqiao to engage in any activities that contravene the provisions of Section 6.1.

6.3 Jia Luo acknowledges that, notwithstanding the provisions of Section 6.1, Waigaoqiao shall not be held liable to Jia Luo if the violation by Waigaoqiao of the undertakings set forth in Section 6.1 is directly attributable to Jia Luo or its affiliates. Waigaoqiao acknowledges that, notwithstanding the provisions of Section 6.2, Jia Luo shall not be held liable to Waigaoqiao if the violation by Jia


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

     Luo of the undertakings set forth therein is directly attributable to Waigaoqiao or its affiliates.

7. CONFIDENTIALITY

7.1 Each Party shall keep the Agreement and its terms confidential and shall not disclose to any other party the content herein or make any press release or public disclosure in any form regarding the transactions contemplated herein; the foregoing shall not prohibit any disclosure: (i) required by law or regulations governing the exchange of securities; (ii) of any information that has entered the public domain not as a result of a breach of contract by the party making the disclosure; (iii) to shareholders of one party, attorneys, accountants, investment consultants or other agents of the Parties assisting the Parties in connection with the transactions contemplated herein; or (iv) for which a written consent by the other party has been obtained in advance.

7.2 Notwithstanding other provisions herein, the validity of this section shall survive the cessation or termination of the Agreement.

8. LIABILITY FOR BREACH

8.1 Other than the breach of contract by Waigaoqiao in the event of default on the covenants, presentations, warranties or undertakings as set forth in the Agreement, Waigaoqiao shall also be deemed in violation of the Agreement if the following occurs:

(a) The acceleration clause is invoked when Waigaoqiao or Waigaoqiao Group defaults on any external loans, pledges, compensations, undertakings or other liabilities, or otherwise finds itself unable to honor its obligations when due; or Waigaoqiao or Waigaoqiao Group is unable to settle material liabilities that arise from tort, profits acquired improperly and without a lawful basis, or acts as manager or provider of services in order to protect another person's interests when not legally or contractually obligated, such that Jia Luo has reason to believe that it constitutes a material adverse effect or a threat thereof on the capacity of Waigaoqiao or Waigaoqiao Group to fulfill their obligations under the Agreement;

(b) A material adverse change has occurred in the assets of Waigaoqiao or Waigaoqiao Group such that Jia Luo has reason to believe that it constitutes a material adverse effect or a threat thereof on the capacity of Waigaoqiao or Waigaoqiao Group to fulfill their obligations under the Agreement;

(c) Bankruptcy, dissolution, split-up, reorganization, liquidation, suspension of business license for Waigaoqiao or Waigaoqiao Group have been imposed from outside or initiated from within, or a material threat thereof;


                                      14/21

(d) Bankruptcy, dissolution, split-up, reorganization, liquidation, suspension of business license for SCM have been imposed from outside or initiated from within, or a material threat thereof, except for when it is directly attributable to Jia Luo or its affiliates; or

(e) Any of the permits, authorizations, filings and registrations required for SCM to conduct its normal range of business (including but not limited to its business license for the production of radio and television broadcasting programs, business license for advertising) has been cancelled or suspended or there is a material restriction to or weakening of the legal capacity for SCM to conduct its normal range of business, except for when it is directly attributable to Jia Luo or its affiliates.

8.2 Should any party ("the breaching party") fails to fulfill its obligations under the Agreement, on the condition that the other party's ("non-defaulting party") other rights under the Agreement are not affected, the breaching party shall assume the responsibilities for breach of contract in accordance with the provisions of the Agreement and applicable laws, including but not limited to actual performance, providing remedies and compensating the non-defaulting party for damages.

8.3 The termination or dissolution of the Agreement does not absolve any party from the liabilities that were assumed under the Agreement prior to or at the time of the termination or dissolution, nor does it affect the rights of any party to seek compensation from the other party for breach of contract prior thereto.

9. EFFECTIVENESS, TERM AND TERMINATION

9.1 Upon execution by all the parties or their authorized agent, the Agreement shall come into force on the date first written in this document.

9.2 Unless otherwise provided herein, the Agreement shall automatically terminate upon the transfer of all SCM shares to Jia Luo and/or its designee in accordance with the provisions of the Agreement (the transfer being deemed consummated when all procedures required under the China law are completed).

10. TAXES AND EXPENSES

10.1 The parties hereto shall each bear their respective expenses and costs in connection with the consultation, drafting and finalization of the Agreement as well as all the transactions contemplated herein or any related legal, financial, business or other affairs.

10.2 Any tax required or imposed under the China law and any duties due to the government that arise as a result of or in connection with the Agreement shall be borne by the taxpayers as defined by applicable China law.


                                      15/21

11. NOTIFICATION

11.1 Any notice required under the Agreement shall be in writing and in the Chinese language; any notice to the other party by any party hereto, if delivered by courier, EMS or pre-paid registered mail, shall be delivered to the following address (or the addressee notifies the addresser in writing five days in advance of an alternative address); if transmitted by facsimile, shall be transmitted to the following facsimile numbers of the addressee:

     If intended for Jia Luo

     JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.

        Address:           3905-09 Gang Hui Plaza, 1 Hong Qiao Road, Shanghai
        Postal Code:       200030
        Facsimile Number:  86 21 6448 4956
        Attention:         Andrew Chang

     If intended for Waigaoqiao

     SHANGHAI WAIGAOQIAO FREE TRADE ZONE DEVELOPMENT CO., LTD.

        Address:           Building 51, Block 873, Dong Fang Road, New Pudong
                           District, Shanghai
        Postal Code:       200120
        Facsimile Number:  86 21 5058 0515
        Attention:         ZHANG Guan-Ming

11.2 To avoid any confusion, for delivery by courier, the notice shall be deemed delivered when it reaches the above address; for delivery by facsimile, the notice shall be deemed delivered when the facsimile signal recognizing reception is received but the original notice should be sent by post or courier after the successful transmittal of the facsimile; for delivery by EMS or pre-paid registered mail, the notice shall be deemed delivered 48 hours after it is dispatched (if sent out of the country, the notice shall be deemed delivered 10 days after it is dispatched). For proof of delivery, it suffices to show that the notice in question was appropriately addressed, dispatched or posted (as the case may be).


                                      16/21

12. TRANSFER

12.1 Waigaoqiao hereby acknowledges: Jia Luo has the right to transfer, at its sole discretion, all or part of its rights and/or obligations under the Agreement without having to obtain the written consent of Waigaoqiao, provided that Jia Luo informs Waigaoqiao of the transfer in question within a reasonable time frame after the completion of the transfer.

12.2 Without the written consent in advance from Jia Luo, Waigaoqiao shall not transfer its rights and/or obligations under the Agreement.

13. GOVERNING LAW AND JURISDICTION

13.1 The Agreement shall be construed in accordance with and governed by the laws of the People's Republic of China.

13.2 The parties hereto hereby irrevocably acknowledge: any disputes, claims or controversies among the parties arising out of or in connection with the Agreement shall be resolved through friendly consultation as a first resort; in the event the dispute resolution through consultation proves unsuccessful, the parties shall then refer the dispute to the Shanghai Commission, China International Economic and Trade Arbitration Commission and submit themselves to the arbitration rules of the said Commission in effect at the time of application for arbitration; the judgment of the arbitration tribunal is final and binding on the parties hereto and may be executed in any judicial court or administrative agency with appropriate competence.

14. GENERAL PROVISIONS

14.1 Jia Luo and Waigaoqiao agree to further complete, execute, deliver and perform what is reasonably requested by any party and to ensure that related persons act likewise with regard to additional measures such as taking actions, executing documents or delivering documents, in order that the transactions contemplated in the Agreement may be consummated smoothly.

14.2 Time is of a critical factor of the Agreement.

14.3 No content herein shall be deemed to constitute, for any purpose, a partnership between the parties, nor shall any party be deemed, for any purpose, an agent of any other party; no party has been empowered with nor shall any party exercise any rights or authorization to create for any other party, for any purpose, any obligations or liabilities (including acting on behalf of or in the name of any other party to make presentations, pledges or warranties).

14.4 Without the written consent and execution in advance by the parties referencing the particulars of the Agreement, any modification, amendment and revision


                                      17/21
     regarding the provisions herein or the parties' rights and obligations hereof (including but not limited to any modification, amendment and revision that may be recommended based upon the review or opinion of Chinese government agencies) shall be null and void.

14.5 The Agreement constitutes the only and entire agreement of the Parties hereto regarding the subject matter hereof, and supersedes any form of offer, undertaking, covenant, arrangement, presentation, intention, expression or understanding pertaining to the transactions contemplated herein prior to the execution of the agreement.

14.6 Any party's waiver, suspension or incapacity of exercising certain rights does not reduce, remove or restrict the party's rights granted hereby and the right to sue the other party in a court of law; any party's abstention from exercising its rights regarding another party's breach of contract shall not be construed as never seeking recourse against the breaching party; a single or partial exercise of any rights hereunder or seeking recourse does not restrict or affect the party to further exercise the said right or seeking recourse or exercising any other rights.

14.7 The rights, interests and/or claims granted or included herein may be accumulative and superimposed, any party exercising the rights, interests and/or claims granted or included herein is not excluded from possessing, exercising and claiming any rights, remedy and/or damage granted under applicable law.

14.8 If at any time, any provision herein is declared by any court of law, arbitration tribunal or authority with judicial competence to be null, illegal, unenforceable or non-executable in any way, to the extent permissible under applicable law, the said provision shall be deemed deleted from the Agreement whilst the other provisions herein remain valid, legal and enforceable or executable without being affected in any manner and shall continue to be valid and enforceable.

14.9 The Agreement shall bind and inure to the benefit of the respective successors, assigns and/or acceptable transferees, regardless whether the parties or the said successors, assigns and transferees have changed their names, organizational structure, competent departments or organizational nature.

14.10 The Agreement is composed in the Chinese language, in three (3) duplicates, each having equal legal force, one copy to be held by each party, one copy to be held by SCM.

14.11 The parties hereto may execute the Agreement jointly or separately; the said Agreement signed either jointly or separately shall be deemed to be equally valid, the Agreement shall come into force upon proper execution by the parties or their authorized representatives; the agreements separately executed by each party shall constitute the entire agreement.

                        (The rest of the page is blank.)


                                      18/21

SIGNATURE PAGE

On the date shown on the cover page of the Agreement, signed by Parties hereto or their respective authorized representatives

By Graham Anton Earnshaw
JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.
[Company chop of Jia Luo Business Consulting (Shanghai) Co., Ltd.]


Signature:
           --------------------------
Title: legal representative


Signature of witness:
                      --------------------------------


By ZHANG Guan-Ming
SHANGHAI WAIGAOQIAO FREE TRADE ZONE DEVELOPMENT CO., LTD.
[Company chop of Shanghai Waigaoqiao Free Trade Zone Development Co., Ltd.]


Signature:
           --------------------------
Title: legal representative


Signature of witness: /s/
                      --------------------------------


                                      19/21

EXHIBIT 1

                                 PROFILE OF SCM

Company name:           Shanghai Camera Media Investment Co., Ltd.

Registered address:     3B10 168 Tianqi Road, Chang Ning District, Shanghai,
                        China

Registered capital:     RMB 60,000,000

Legal representative:   ZHANG Guan-Ming

Shareholding structure:

Name of shareholder   Capital contribution (RMB)   % of total shares
-------------------   --------------------------   -----------------
Waigaoqiao            RMB54,000,000                90%
Waigaoqiao Group      RMB 6,000,000                10%
Total                 RMB 60,000,000               100%


                                      20/21

SCHEDULE 2

                             FORM OF EXERCISE NOTICE

To: SHANGHAI WAIGAOQIAO FREE TRADE ZONE DEVELOPMENT CO., LTD.

Whereas:

On September __, 2006, your company and our company executed "Call Option Agreement"("Agreement") covenanting that, upon the fulfillment of all the conditions as set forth in Section 2.2 of the Agreement, your company shall transfer to our company or any third party designated by our company all or a portion of the Shanghai Camera Media Investment Co., Ltd.("SCM") shares held by your company.

Therefore, our company hereby issues to your company the notice below:

(1) Our company wishes to exercise the call option as per the Agreement such that [our company]/our company's designee [name of company/individual] shall be the transferee of SCM shares held by your company representing _____% of SCM's registered capital;

(2) It is requested that your company complete, within ____ business days after receipt of this notice, the relevant legal procedures in accordance with
     Section 4.5 of the call option agreement.

(3) It is requested that your company shall cause SCM to amend, within ____ business days after receipt of this notice, the SCM Articles of Association and commence revising the registration with the industry and commerce administrative authorities (if needed) in order that the said SCM shares are transferred to [our company]/our company's designee [name of company/individual].

SINCERELY YOURS,

JIA LUO BUSINESS CONSULTING (SHANGHAI) CO., LTD.

Authorized representative:
                           -------------

Date:
      ----------------------------


                                      21/21